                                                                Exhibit 99(b)(2)

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Presentation to:

Board of Directors

Regarding:

Project Emma


Goldman, Sachs & Co.
June 24, 1999

Table of Exhibits

                                                                       Exhibit

Transaction Summary                                                       1

Analysis of PIK Preferred Security and Issues to Consider                 2

Review of Sunflower                                                       3

Valuation Information                                                     4


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

Project Emma
Transaction Summary
(as of June 23, 1999)

                                            Thomas H. Lee
================================================================================
Consideration:          o     $30.00 per share in Cash
                        o     $5.25 liquidation preference per share in 10% PIK
                              Preferred Stock with Warrants
                        o     Warrants in the aggregate for 5% of the Company

Terms of Non-Cash       o     $119 MM of Holding Company Shareholder PIK
Consideration:                Preferred Stock
                        o     Dividend rate of 10% plus warrants (5% of Company
                              at a $.01 per share strike price) which, based on management projections, projects an IRR of 18.8%

Acquisition Structure:  o     Merger

Timing:                 o     Exclusivity period through June 28, 1999

Buyer Due Diligence:    o     Completed

Financing:              o     Fully committed, subject to standard terms and
                              conditions, including a market "out"

Financing Sources:

Bank Debt:              o     Chase

Bridge/Senior Notes:    o     Bankers Trust / Chase / Bear Stearns

Preferred Stock/Debt:   o     Company Shareholders

Equity:                 o     Approximately $390 MM (includes sponsor internet
                              preferred)
                        o     Thomas H. Lee ($240M); 66% of pro forma fully
                              diluted shares
                        o     Theodore Ammon and other Company management
                              ($100MM), 25% of pro forma fully diluted shares
                              (excluding additional 5% in new option program)

Management Roll-over:   o     Approximately 81% of Theodore Ammon holdings
                        o     Approximately 50% from the majority of other
                              management
                        o     Sunflower management to receive approximately 5%
                              of Company in new option program

Break-up Fee:           o     $30 MM, including expenses
================================================================================

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

Sources and Uses of Funds
Acquisition of Sunflower (a)
($ in millions)

               Uses                       Amount                        Sources                       Amount
==================================      =========       =======================================      =========
Purchase of Common Stock (b)                $897        Sunflower Debt Rolled Over                      $600
Sunflower Debt Rolled Over:                             New Holding Company Notes                       $400
  8 7/8% Notes due 2007                     $350        New Senior Credit Facility Borrowings           $429
  8 5/8% Notes due 2008                     $250        -------------------------------------        ---------
-----------------------                 ---------       Total Debt                                    $1,429
Total Debt Rolled Over                      $600
                                                        New PIK Preferred (e)                           $119
Securities to be Refinanced:                            ---------------------                        ---------
  Senior Credit Facility                    $214        Total Debt Including PIK Preferred            $1,548
  A/R Facility                              $114
  Notes Payable                              $26        Financial Sponsor Equity - T.H. Lee             $240
  Convertible QUIPS (c)                       $0        Financial Sponsor Internet Preferred             $50
-----------------------                 ---------       Rolled Over Sunflower Management Equity         $100
Total Amount to be Refinanced               $354        ---------------------------------------      ---------
                                                          Total Sources of Funds                      $1,938
Total Purchase Price of Sunflower         $1,851
  (pre-transaction costs)
Transaction Costs (d)                        $87
---------------------                   ---------
  Total Uses of Funds                     $1,938

(a) Assumes transaction closes on September 30, 1999. All debt roll-over balances are projected by the Company for 9/30/99 balances.

(b) Based upon $35.25 per share offer and 25.5m fully diluted shares outstanding (using the Treasury stock Method) which includes 3.53m options at an average strike price of $17.18 per share (per Sunflower management).

(c) Per Sunflower management, the Convertible QUIPS holders have been assumed to convert to equity prior to closing and have been included in fully diluted shares outstanding.

(d) Transaction costs estimated in T.H. Lee model dated 6/22/99 which includes $29m of fees to T.H. Lee.

(e) Based on 22,601,247 shares outstanding, i.e., excluding roll-over shares, at a liquidation preference of $5.25 per Sunflower non rolled-over share.

Project Emma
Pro Forma Capital Structure Summary
($ in millions)

                                                   Thomas H. Lee
================================================================================
Capital Structure Assumptions (a):
Senior debt (term/facility)                        $  315.1 (b)
A/R facility                                          114.0
Existing Senior Sub. Notes                            600.1
Notes payable                                           0.0
Holding Company Notes - Cash                          400.0
Holding Company Notes - PIK with Warrants               0.0
                                                   --------
        Total Debt                                  1,429.3

Shareholder PIK Preferred Stock (e)                   118.7

Total Debt, including PIK                           1,548.0

Common Equity
    Equity Sponsor - T.H. Lee                         174.6
    Equity Sponsor                                     65.0
    Sponsor (Internet) Preferred Stock                 50.0
    Management Roll-over                              100.4
    Other investors                                     0.0
                                                   --------
    Total Common equity                            $  390.0

Total Debt/LTM EBITDA (c)                               6.0x
Management options                                      5.0%

Returns to:                                             7.0x (d)       7.5x (d)
                                                   -------------  -------------
    Common equity                                      33.0%          37.0%
================================================================================

(a) Projected for a closing as of September 30, 1999. All projected debt balances are per Sunflower management.
(b) Total senior credit facility commitment of $500 million; total A/R facility commitment of $150 million.
(c) Projected LTM EBITDA for September 30, 1999 is $258.7 million per Sunflower management. Includes PIK Preferred in debt.
(d) Based on Sunflower management forecast assumptions and exit EBITDA multiple in 2004.
(e) Based upon aggregate liquidation value. For financial reporting purposes a different initial value may be attributed to the Preferred Stock.

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

Overview of the PIK Preferred

Summary of Key Assumptions

o     Operating projections are Sunflower management's most recent reforecast

o     The exit multiple in five years (December 31, 2004) is 7.5x trailing
      EBITDA

o     The annual dividend rate on the preferred stock is 10%

o The warrants for 5% of the Company have an exercise price equal to $.01 per share

o     The IRR under these assumptions is 18.7%

o     Shareholder PIK Preferred Liquidation Preference Value at Issue Date is
      $118.7mm

      Aggregate Liquidation Preference Amount (End   198.1
      of Year 5 and 3 months)

      Plus: Value of Warrants                         94.2

      Less: Warrant Exercise Proceeds                 (0.0)
                                                      ----

      Total Exit Value to Preferred                 $292.3
                                                    ======

      Total Blended IRR:                              18.7%

(a) Assumes that security is redeemed or sold at 12/31/04 at liquidation preference value. This excludes any potential additional amount paid for a premium on the Preferred.

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                                                                         [LOGO]
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                                                                         Sachs
                                                                         -------

Summary of the PIK Preferred + Warrant Security Terms

--------------------------------------  ----------------------------------------
          Structural Feature                          Description
--------------------------------------  ----------------------------------------

Preferred Security:                     10% Cumulative PIK Preferred Stock
                                        ("Preferred Stock")

Aggregate Closing Liquidation           $118.7million
Preference:

Shares of Preferred Stock Outstanding   1,118,700 shares of Preferred Stock
at Closing/Liquidation Preference per   with a liquidation preference of $100
Share:                                  per share

Preferred Shares per Sunflower Common   A Sunflower shareholder (other than
Share:                                  those rolling over) will receive
                                        .0525 shares of $100 Preferred Stock
                                        (i.e. with a $5.25 liquidation
                                        preference) for each Sunflower share

Annual Dividend Rate:                   10% paid semi-annually; the Company
                                        may pay dividends with newly issued
                                        shares of Preferred Stock for the
                                        life of the Preferred Stock

Mandatory Redemption by Company:        December 15, 2012

Ranking:                                Senior to common stock

Call Protection:                        The Preferred Stock is not callable
                                        during the first five years (with the
                                        exception of the Equity Clawback
                                        below). In Year 6 it is callable at a
                                        price of $102.50 per Preferred Share,
                                        declining to a price of $101.25 in
                                        Year 7 and $100 per thereafter

Equity Clawback:                        The issuer can redeem up to 100% of
                                        the Preferred Shares from the
                                        proceeds of an IPO at a price of
                                        $102.50 per Preferred Share

Change of Control                       If TH Lee goes below 30% ownership
                                        and another investor goes above 30%,
                                        holders can put the Preferred Stock
                                        at $101 to the Issuer, who can also
                                        call it at the same price.

Exchangeable:                           At any time at the issuer's option
                                        into subordinated debt on
                                        substantially identical terms

Trigger Events to Receive Board Seats:  Holders will get two board seats upon non-payment of dividends for three
                                        periods, cross default on the bonds,
                                        bankruptcy, or failure to make a
                                        mandatory redemption

Registration:                           SEC Registered

Warrants                                For 5% of the Company's primary shares

Exercise Price:                         $0.01 per share

Exercisability/Detachability:           Exercisable at any time upon an IPO,
                                        other liquidity event, or sale of the
                                        Company. Detachable from Preferred
                                        after 180 days or earlier if an
                                        Exercise Event occurs

Expiration:                             December 15, 2012

Anti-dilution:                          Standard provisions

Implied Value of the PIK Preferred + Warrants

Sunflower

                                                                     12/31/2004
                                                                    ============
2004E EBITDA (based on Sunflower mgmt. projections)                    $391.1
Projected EBITDA Multiple                                                 7.5 x
                                                                    ------------
Levered Market Value                                                 $2,933.0
Projected 2004E Year End Net Debt                                     1,090.1
                                                                    ------------
Implied 12/31/04 Equity Market Value (a)                              1,884.9
Equity Percentage Ownership                                              5.00%
Value of Equity to PIK Holders (b)                                      $94.2
Liquidation Value of PIK as of 12/31/2004 (c)                           198.1
                                                                    ------------
Total Value to PIK Holders                                              292.3
Current Sunflower Shares Outstanding                                     22.6
                                                                    ------------
Total Value per share to PIK Holders as of 12/31/2004                  $12.93

                          ----------------------------------------------------
                          Present Value Per Sunflower Share to PIK Holders (d)
                          ----------------------------------------------------
                                             Discount Rate
--------  --------------- ----------------------------------------------------
 EBITDA    Future Total     ------    ------     ------     ------    ------
Multiple  Share Value (e)    14.0%     16.0%      18.0%      20.0%     22.0%
--------  ---------------   ------    ------     ------     ------    ------
  5.0x       $ 10.77        $ 5.41    $ 4.94     $ 4.52     $ 4.14    $ 3.79
  5.5x         11.20          5.63      5.14       4.70       4.30      3.94
  6.0x         11.63          5.85      5.34       4.88       4.47      4.10
  6.5x         12.07          6.07      5.54       5.06       4.63      4.25
  7.0x         12.50          6.28      5.73       5.24       4.80      4.40
  7.5x         12.93          6.50      5.93       5.42       4.97      4.55
  8.0x         13.37          6.72      6.13       5.61       5.13      4.71

(a)   Includes $42mm from XL Ventures Internet investments.
(b) Net of $5,400 cash payment on warrant conversion. Based on 540,000 shares at $0.01 strike price.
(c) Aggregate liquidation preference of the PIK Preferred on 12/31/04 assuming a 9/30/99 closing date and a 10.00% dividend rate, compounded semi-annually.
(d) Future value per Sunflower share on December 31, 2004 discounted back 5+1/4 years to September 30, 1999 at a given required equity rate of return.
(e) Projected future value per Sunflower share as of December 31, 2004 based upon various LTM EBITDA multiples.

Implied Value of the PIK Preferred + Warrants

Sunflower

                      Sensitivity Analysis of Value of PIK
================================================================================
Aggregate Initial PIK Liquidation Preference                             $118.7
Annual Dividend Rate                                                      10.00%
Years                                                                      5.25
Aggregate PIK Liquidation Preference as of 12/31/04 (a)                  $198.1
Sunflower Shares                                                           22.6
                                                                         ------
12/31/04 PIK Liquidation Preference (per Sunflower share)                 $8.76

                                              --------------------------------------
                                                           Discount Rate
                                              --------------------------------------
                                              ------  ------  ------  ------  ------
                                               14.0%   16.0%   18.0%   20.0%   22.0%
                                              ------  ------  ------  ------  ------
Present Value of PIK per Sunflower share (a)  $ 4.40  $ 4.02  $ 3.68  $ 3.36  $ 3.09

(a) Future PIK value per Sunflower share on December 31, 2004 discounted back 5+1/4 years to September 30, 1999 at a given required equity rate of return.

                    Sensitivity Analysis of Value of Warrants
================================================================================
2004E EBITDA (based on Sunflower mgmt projections)                    $391.1
Projected EBITDA Multiple                                                7.5x
                                                                    -----------
Levered Market Value                                                 2,933.0
Projected 2004E Year End Net Debt                                    1,090.1
                                                                    -----------
Implied 12/31/04 Equity Market Value (a)                             1,884.9
Equity Percentage Ownership                                             5.00%
Value of Equity to PIK Holders                                         $94.2
Sunflower Shares                                                        22.6
                                                                    -----------
Value of Warrants per Sunflower share as of 12/31/04                   $4.17

                          ----------------------------------------------------
                          Present Value Per Sunflower Share to PIK Holders (b)
                          ----------------------------------------------------
                                             Discount Rate
--------  --------------- ----------------------------------------------------
 EBITDA    Future Share     ------    ------     ------     ------    ------
Multiple     Value (c)       14.0%     16.0%      18.0%      20.0%     22.0%
--------  ---------------   ------    ------     ------     ------    ------

  5.0x        $ 2.01        $ 1.01    $ 0.92     $ 0.84     $ 0.77    $ 0.71
  5.5x          2.44          1.23      1.12       1.02       0.94      0.86
  6.0x          2.87          1.44      1.32       1.20       1.10      1.01
  6.5x          3.30          1.66      1.52       1.39       1.27      1.16
  7.0x          3.74          1.88      1.71       1.57       1.43      1.32
  7.5x          4.17          2.10      1.91       1.75       1.60      1.47
  8.0x          4.60          2.31      2.11       1.93       1.77      1.62

(a)   Includes $42mm from XL Ventures Internet investments.
(b) Future value per Sunflower share on December 31, 2004 discounted back 5+1/4 years to September 30, 1999 at a given required equity rate of return.
(c) Projected future value per Sunflower share as of September 30, 2004 based upon various LTM EBITDA multiples.

Issues to Consider for PIK Preferred Security

o     Terms of Security
      --    Annual dividend rate
      --    Change of control provision
      --    Rights in default and board seats
      --    Call protection
      --    Bankruptcy rights
      --    Liquidity mechanisms and registration rights
      --    Seniority
      --    Length of pay in kind period

o     Ratings
      --    September 30, 1999 ratio of 6.0x Debt (including PIK)/EBITDA
      --    September 30, 1999 ratio of 9.5x Debt (including PIK)/EBITDA less capex

o     Business Issues
      --    Earnings and cash flow stability and growth
      --    Competitive position
      --    Exit strategy and potential for future buyers
      --    Commitment of future growth/acquisition capital from financial sponsor

o     Marketability

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


SUNFLOWER
Weekly Common Stock Price and Trading Volume History Since IPO

                               [GRAPHIC OMITTED]

Source: Muller

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

SUNFLOWER
Share Price & Trading Volume History
March 22 - June 21,1999

Date          Sunflower Price    Sunflower Volume (a)      Date          Sunflower Price    Sunflower Volume (a)
=====================================================      =====================================================
3/22/1999         $30.13             1,781,900             5/06/1999         $32.50              239,600
3/23/1999          29.06               420,800             5/07/1999          31.25              337,100
3/24/1999          29.50               288,500             5/10/1999          31.56              166,100
3/25/1999          32.38               647,200             5/11/1999          31.63              183,200
3/26/1999          33.13               429,300             5/12/1999          31.81               81,600
3/29/1999          32.50               468,600             5/13/1999          32.06               87,300
3/30/1999          31.63               171,500             5/14/1999          31.25               46,100
3/31/1999          31.13               274,900             5/17/1999          30.63               98,700
4/01/1999          30.63               161,900             5/18/1999          30.00               31,400
4/02/1999             --                    --             5/19/1999          30.56               57,200
4/05/1999          31.31               210,000             5/20/1999          31.13               82,300
4/06/1999          31.25               205,700             5/21/1999          32.56              189,100
4/07/1999          30.88               157,400             5/24/1999          31.50              228,700
4/08/1999          30.38               395,400             5/25/1999          30.38              144,000
4/09/1999          31.38               428,500             5/26/1999          30.69               70,300
4/12/1999          31.31               386,300             5/27/1999          31.38               25,000
4/13/1999          33.75               594,600             5/28/1999          31.13               59,000
4/14/1999          32.81               326,400             5/31/1999             --                   --
4/15/1999          31.56               430,200             6/01/1999          31.00               74,700
4/16/1999          31.44                84,400             6/02/1999          30.81               43,000
4/19/1999          27.88               169,600             6/03/1999          30.31               44,400
-----------------------------------------------------      6/04/1999          29.75               51,900
4/20/1999          32.00               400,400             6/07/1999          30.06               25,900
-----------------------------------------------------      6/08/1999          31.00               78,300
4/21/1999          33.38               412,100             6/09/1999          31.63              103,100
4/22/1999          33.50               288,000             6/10/1999          33.50              217,200
4/23/1999          33.50                97,500             6/11/1999          33.94              192,000
4/26/1999          33.88               187,400             6/14/1999          32.19              100,100
4/27/1999          35.00               203,700             6/15/1999          32.56               73,400
4/28/1999          34.88               893,900             6/16/1999          32.94              101,700
4/29/1999          34.38               483,900             6/17/1999          33.13               38,100
4/30/1999          35.50               310,600             6/18/1999          34.25              141,500
5/03/1999          35.50               187,800             6/21/1999          33.63               87,500
5/04/1999          34.44               201,600             =====================================================
5/05/1999          34.25               244,300
=====================================================

(a)   Share Volume in thousands (000s).
(b)   Source: FactSet


Average closing
stock price since
March 22nd: $31.98

Average closing
stock price since
April 20th: $32.33

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

SUNFLOWER vs. S&P 500
Daily Indexed Common Stock Price History

                               [GRAPHIC OMITTED]

Source: Muller

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

Current Year P/E Multiple Trading History
Sunflower

                               [GRAPHIC OMITTED]

Source: FactSet

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

Shares Traded at Various Prices

Sunflower

--------------------------------------------------------------------------------
                                Since 4/20/1999
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                       Daily from 4/20/1999 to 6/21/1999

                                                  Weighted Average Price: $33.13
                                                  Total Shares Traded as Percent
                                                  of Shares Outstanding:  37.1%

--------------------------------------------------------------------------------
                                  Last 6 Months
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                       Daily from 12/21/1998 to 6/21/1999

                                                  Weighted Average Price: $30.18
                                                  Total Shares Traded as Percent
                                                  of Shares Outstanding:  106.8%

--------------------------------------------------------------------------------
                                    One Year
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                        Daily from 6/21/1998 to 6/21/1999

                                                  Weighted Average Price: $28.37
                                                  Total Shares Traded as Percent
                                                  of Shares Outstanding:  151.5%

--------------------------------------------------------------------------------
                              Since IPO 11/22/1995
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                       Daily from 11/22/1995 to 6/21/1999

                                                  Weighted Average Price: $23.40
                                                  Total Shares Traded as Percent
                                                  of Shares Outstanding:  338.7%

Source: Muller

SUNFLOWER
Proforma Income Statement: Stand-Alone
Fiscal Year Ending December 31st
($ millions, except per share data)

                                                 Actual                                Projections
                                                 ------      ------------------------------------------------------------  1999-2004
                                                  1998        1999       2000       2001       2002       2003       2004     CAGR
                                                  ----        ----       ----       ----       ----       ----       ----     ----

Total Revenues                                  1,841.8     1,922.6    2,037.1    2,157.8    2,283.1    2,410.5    2,545.9     5.8%

Total Revenues % Growth                             6.5%        4.4%       6.0%       5.9%       5.8%       5.6%       5.6%
Cost of Goods Sold                              1,352.9     1,397.0    1,474.1    1,550.7    1,632.8    1,718.5    1,809.8     5.3%
                                                -------     -------    -------    -------    -------    -------    -------

Gross Profit                                      488.8       525.6      563.0      607.0      650.2      691.9      736.1     7.0%
SG&A (a)                                          241.9       257.9      268.1      288.7      310.3      331.6      354.4     6.6%
                                                -------     -------    -------    -------    -------    -------    -------

Total EBITDA                                    $ 247.0     $ 267.7    $ 294.9    $ 318.3    $ 339.9    $ 360.4    $ 381.7     7.4%
Total Depreciation & Amortization                  95.9       102.0      102.1      105.5      106.9      110.0      111.4
                                                -------     -------    -------    -------    -------    -------    -------

EBIT                                              151.1       165.6      192.9      212.9      233.0      250.4      270.3    10.3%
Other                                                         (73.7)     (76.1)     (68.2)     (57.9)     (44.3)     (36.2)
                                                            -------    -------    -------    -------    -------    -------
EBT                                                            92.0      116.7      144.7      175.0      206.1      234.1    20.5%
Tax Provision                                                  42.3       52.0       62.9       75.0       87.5       98.6    18.5%
                                                            -------    -------    -------    -------    -------    -------
Basic Net Income                                               49.7       61.8       81.7       87.4      118.6      135.4    22.2%
After Tax Income of BGF Convertible Preferred                   4.2        3.2         --         --         --         --
                                                            -------    -------    -------    -------    -------    -------
Fully Diluted Net Income (before Extra.)                       53.9       67.9       81.7      100.0      118.6      135.4    20.2%
EPS - Fully Diluted (before Extra.)             $  1.80     $  2.14    $  2.69    $  3.22    $  3.92    $  4.64    $  5.28    19.8%
                                                =======     =======    =======    =======    =======    =======    =======

(a)   S,G&A includes corporate overhead.

Source: Sunflower management status quo projections dated 6/22/1999.

SUNFLOWER
Proforma Income Statement: TH Lee Reduced Overhead
Fiscal Year Ending December 31st
($ millions, except per share data)

                                                 Actual                                Projections                         1999-2004
                                                 ------       -----------------------------------------------------------  ---------
                                                  1998        1999       2000       2001       2002       2003       2004      CAGR
                                                  ----        ----       ----       ----       ----       ----       ----      ----
Total Revenues                                  1,841.8     1,922.6    2,037.1    2,157.8    2,283.1    2,410.5    2,545.9      5.8%

Total Revenues % Growth                             6.5%        4.4%       6.0%       5.9%       5.8%       5.6%       5.6%
Cost of Goods Sold                              1,352.9     1,397.0    1,474.1    1,550.7    1,632.8    1,718.5    1,809.8      5.3%
                                                -------     -------    -------    -------    -------    -------    -------

Gross Profit                                      488.8       525.6      563.0      607.0      650.2      691.9      736.1      7.0%
SG&A                                              241.9       257.9      264.6      281.2      302.2      322.9      345.1      6.0%
                                                -------     -------    -------    -------    -------    -------    -------

Total EBITDA                                    $ 247.0     $ 267.7    $ 298.4    $ 325.9    $ 348.0    $ 369.1    $ 391.1      7.9%

Source: Sunflower management projections adjusted for lower projected corporate overhead expenses, dated 6/22/1999.

Valuation Comparison of Selected Comparable Companies
($ in millions, except per Share)

                                              Market Data as of June 21, 1999
                                     -------------------------------------------------    Total         Levered Multiples of (a)
                                                 % of     Equity     Levered              Debt /    --------------------------------
                                      Stock      52 Wk    Market     Market   Dividend    Total      LTM     LTM      LTM     1999E
                                      Price      High      Cap        Cap       Yield      Cap      Sales    EBIT    EBITDA   EBITDA
Company
------------------------------------------------------------------------------------------------------------------------------------
Sunflower (d)                        $  33.63    92.9%   $  852.9   $1,774.9    0.0%       84.2%     1.0x    12.2x     7.6x    6.6x
------------------------------------------------------------------------------------------------------------------------------------
Sunflower @ Deal (e)                 $  35.25    97.4%   $  897.1   $1,851.1    0.0%       82.2%     1.0x    11.6x     7.2x    6.9x
------------------------------------------------------------------------------------------------------------------------------------

Specialty and Commercial Printers:

Banta Corp.                          $  23.19    72.7%   $  639.4   $  772.5    2.4%       28.7%     0.6x     8.1x     4.7x    4.3x

R.R. Donnelley                          37.94    79.0%    4,962.4    6,070.4    2.2%       51.5%     1.2     12.3      7.1     6.7

Consolidated Graphics                   41.75    56.0%      637.8      804.7    0.0%       44.7%     1.8     13.3     10.0     7.8

Quebecor Printing Inc.                  22.56    90.0%    2,614.0    4,068.4    1.2%       47.7%     1.1     13.2      7.4     7.0

World Color Press                       26.63    73.4%    1,014.2    2,352.9    0.0%       68.8%     1.0     10.7      6.5     5.8

    Median                                       73.4%   $1,014.2   $2,352.9    1.2%       47.7%     1.1x    12.3x     7.1x    6.7x
    Mean                                         74.3%    1,973.6    2,813.8    1.2%       48.3%     1.1     11.5      7.1     6.3

Direct Marketing Services:

Acxiom                               $  27.44    87.8%   $2,277.2   $2,616.2    0.0%       50.0%     3.6x    22.7x    14.6x   12.0x

Advo (f)                                20.13    59.9%      433.7      610.6    0.0%         NM      0.6      8.0      6.1     5.4

Catalina Marketing                      95.81    95.8%    1,779.7    1,773.9    0.0%        6.4%     6.7     26.1     18.6    16.5

Harte-Hanks                             23.13    79.1%    1,643.1    1,460.0    0.3%        0.0%     1.9     13.7     10.7     9.7

Snyder Communications                   28.00    56.0%    2,101.4    2,036.9    0.0%        4.0%     2.3     16.1     13.4    10.7

Valassis Commun. (g)                    38.75    66.1%    2,211.1    2,520.9    0.0%         NM      3.3     13.9     12.8    11.1

    Median                                       72.6%   $1,940.5   $1,905.4    0.0%        5.2%     2.8x    15.0x    13.1x   10.9x
    Mean                                         74.1%    1,741.0    1,836.4    0.1%       15.1%     3.1     16.7     12.7    10.9

Digital Media Services:

Applied Graphics                     $  12.63    22.1%   $  282.7   $  460.7    0.0%       30.6%     1.0x    13.0x     7.6x    5.2x

CSG Systems Intl                        26.13    56.5%    1,350.1    1,421.0    0.0%       59.3%     5.5     21.8     16.2    12.2

Schawk, Inc.                            11.69    70.3%      253.0      287.3    2.2%       41.3%     1.8      9.8      7.6     4.8

    Median                                       56.5%   $  282.7   $  460.7    0.0%       41.3%     1.8x    13.0x     7.6x    5.2x
    Mean                                         49.6%      628.6      723.0    0.7%       43.8%     2.8     14.9     10.5     7.4
------------------------------------------------------------------------------------------------------------------------------------


                                         LTM Margins         P / E Multiple (b)
                                     ------------------      ------------------      5-Year     1999 P/E   Total Debt
                                                  Net                               Est. EPS    / 5-Year     / LTM
                                     EBITDA      Income      1999E       2000E     Growth (c)   Growth       EBITDA
Company
---------------------------------------------------------------------------------------------------------------------
Sunflower (d)                         13.2%        2.4%       15.7x       13.2x      15.0%        1.0x        4.0x
---------------------------------------------------------------------------------------------------------------------
Sunflower @ Deal (e)                  13.5%        2.7%       16.4x       13.1x      15.0%        1.1x        3.7x
---------------------------------------------------------------------------------------------------------------------

Specialty and Commercial Printers:

Banta Corp.                           12.4%        3.9%       11.3x       10.1x      13.0%        0.9x        1.0x

R.R. Donnelley                        17.1%        5.4%       17.2        15.3       11.3%        1.5         1.4

Consolidated Graphics                 18.5%        7.4%       14.6        11.6       26.5%        0.6         2.1

Quebecor Printing Inc.                14.4%        4.0%       15.1        13.4       12.0%        1.3         2.6

World Color Press                     15.1%        3.1%       12.5        11.0       15.0%        0.8         3.9

    Median                            15.1%        4.0%       14.6x       11.6x      13.0%        0.9x        2.1x
    Mean                              15.5%        4.8%       14.2        12.3       15.6%        1.0         2.2

Direct Marketing Services:

Acxiom                                24.6%        9.0%       29.2x       22.5x      25.0%        1.2x        1.9x

Advo (f)                               9.6%        3.6%       10.7         9.2       20.0%        0.5         1.9

Catalina Marketing                    36.0%       15.3%       39.1        30.1       25.0%        1.6         0.1

Harte-Hanks                           18.0%        9.2%       22.7        19.3       20.0%        1.1         0.0

Snyder Communications                 17.5%        9.4%       19.9        15.1       35.0%        0.6         0.1

Valassis Commun. (g)                  26.0%       12.2%       20.0        16.9       20.0%        1.0         1.6

    Median                            21.3%        9.3%       21.3x       18.1x      22.5%        1.1x        0.9x
    Mean                              21.9%        9.8%       23.6        18.9       24.2%        1.0         0.9

Digital Media Services:

Applied Graphics                      13.6%        2.6%       13.3x       10.1x      16.0%        0.8x        3.0x

CSG Systems Intl                      33.9%       35.1%       24.2        18.7       35.0%        0.7         1.3

Schawk, Inc.                          24.2%       11.4%       13.6        11.7       20.0%        0.7         1.2

    Median                            24.2%       11.4%       13.6x       11.7x      20.0%        0.7x        1.3x
    Mean                              23.9%       16.4%       17.0        13.5       23.7%        0.7         1.8
---------------------------------------------------------------------------------------------------------------------

Financials exclude all extraordinary, restructuring and one time charges.
(a) LTM EBITDA numbers are reported from recent filed financials, not pro forma for acquisitions.
(b)   Calendarized IBES estimates.
(c)   Source: IBES Estimates.
(d) Levered Market Cap. includes, and Debt/Total Cap. excludes, $115 mm from QUIPS offering in October, 1997.
(e)   1999 and 2000 P/E Multiples based on IBES Estimates.
(f)   Advo had book equity of $(70.7)mm as of March 27, 1999.
(g) Valassis Communications had book equity of $(253.5)mm as of March 31, 1999.

Summary Of Selected Transactions
Sunflower
($ in thousands, except per share data)

                                                                                 Transaction         LTM          EBITDA
Business Unit                      Date            Business Acquired                Value           EBITDA       Multiple
-------------                      ----            -----------------                -----           ------       --------
Sunflower                        Nov-1997   Columbine, JOS Systems, Inc.           $ 113,300        $ 13,947        8.1x
                                 Mar-1996   Webcraft Technologies, Inc.            $ 186,862        $ 33,900        5.5
                                 Nov-1995   Laser Tech Color, Inc. (a)             $  32,248        $  5,155        6.3
                                 Aug-1993   Treasure Chest Advertising Co.         $ 174,996        $ 34,560        5.1
                                                                                                                 --------
 Subtotal Average                                                                                                   6.2x

Insert Advertising & Newspaper   Oct-1997   RCPC (c)                               $ 113,000        $ 19,475        5.8x
Services                         Oct-1996   PrintCo. Inc. (b)                      $  49,085        $ 12,079        4.1
                                 Apr-1994   Retail Graphics & KTB                  $ 165,000        $ 30,000        5.5
                                                                                                                 --------
 Subtotal Average                                                                                                   5.1x

Direct Marketing Services        Jan-1999   Colographic Direct Response Ltd.  (pound) 50,200   (pound) 7,000        7.2x
                                 May-1998   ColorStream Technologies, LLC           $  5,287         $   130       40.7
                                 Nov-1997   IMPCO Enterprises, Inc.                 $ 12,517         $ 2,377        5.3
                                 Sep-1997   Olwen Direct Mail, Ltd.           (pound) 24,500   (pound) 4,174        5.9
                                 Oct-1996   Scanforms, Inc.                         $ 22,314         $ 6,859        3.3
                                                                                                                 --------
 Subtotal Average                                                                                                  12.5x

Premedia Services                Nov-1998   Admagic Group Limited             (pound)  7,500   (pound) 1,942        3.9x
                                 Jul-1998   Imaging Consortium, Inc.                $  6,715         $ 1,557        4.3
                                 May-1998   The Enteron Group                       $ 39,734         $ 7,639        5.2
                                 Mar-1998   The Fusion Group                  (pound) 18,000   (pound) 3,098        5.8
                                 Nov-1997   Gamma One, Inc.                         $ 25,500         $ 5,046        5.1
                                 Dec-1996   Designer Color Systems, Ltd.            $ 18,978         $ 3,866        4.9
                                            /Digital Dimensions, Inc.
                                 Oct-1996   Pacific Color Connection                $ 20,600         $ 3,876        5.3
                                                                                                                 --------
Subtotal Average                                                                                                    4.9x

Broadcast Management Services    Nov-1998   DSI Datatrak Systems, Inc.              $ 10,000         $ 1,284        7.8x
                                 Jun-1998   Adtraq Data Systems, Inc. and KTS       $  5,750         $   657        8.8
                                                                                                                 --------
 Subtotal Average                                                                                                   8.3x

 Overall Average EBITDA Multiple                                                                                    7.3x
 Overall Average EBITDA Multiple (excluding ColorStream Technologies)                                               5.7x

 Weighted Average Overall EBITDA Multiple                                                                           5.9x
 Weighted Average Overall EBITDA Multiple (excluding ColorStream Technologies)                                      5.8x

Source: Sunflower management.

(a)   EBITDA excludes one-time or non-recurring charges.
(b) The actual purchase price of $53,785 was adjusted to reflect $3.5mm of capital synergies. Actual LTM EBITDA of $8,771 was adjusted to reflect $3.3mm of operating synergies.
(c) LTM was adjusted to reflect one-time of non-recurring costs and includes $4.0mm or operational synergies.

Analysis at Various Prices - Current Sunflower (a)(b)

($ in millions)

Per Share                                          $32.00   $33.00   $34.00    $35.00    $35.25   $36.00   $37.00   $38.00   $39.00

Equity Value                                         $814     $840     $865      $891      $897     $916     $942     $967     $993
Net Debt (b)                                          954      954      954       954       954      954      954      954      954
                                                   ------   ------   ------    ------    ------   ------   ------   ------   ------
Total Enterprise Value                             $1,768   $1,794   $1,819    $1,845    $1,851   $1,870   $1,896   $1,921   $1,947

Premium to 6/21/1999 Stock Price                      (5)%     (2)%      1%        4%        5%       7%      10%      13%      16%
====================================================================================================================================

Total Enterprise Value as a Multiple of Sales
   9/30/99 LTM         $1,914.7                       0.9x     0.9x     1.0x      1.0x      1.0x     1.0x     1.0x     1.0x     1.0x
         1999E          1,922.6                       0.9      0.9      0.9       1.0       1.0      1.0      1.0      1.0      1.0
         2000E          2,037.1                       0.9      0.9      0.9       0.9       0.9      0.9      0.9      0.9      1.0

Total Enterprise Value as a Multiple of EBITDA
   9/30/99 LTM           $258.7                       6.8x     6.9x     7.0x      7.1x      7.2x     7.2x     7.3x     7.4x     7.5x
         1999E            267.7                       6.6      6.7      6.8       6.9       6.9      7.0      7.1      7.2      7.3
         2000E            294.9                       6.0      6.1      6.2       6.3       6.3      6.3      6.4      6.5      6.6

Total Enterprise Value as a Multiple of EBIT
   9/30/99 LTM           $159.1                      11.1x    11.3x    11.4x     11.6x     11.6x    11.8x    11.9x    12.1x    12.2x
         1999E            165.6                      10.7     10.8     11.0      11.1      11.2     11.3     11.4     11.6     11.8
         2000E            192.9                       9.2      9.3      9.4       9.6       9.6      9.7      9.8     10.0     10.1

Equity Value as a Multiple of Fully Diluted EPS
   9/30/99 LTM            $2.08                      15.4x    15.9x    16.3x     16.8x     16.9x    17.3x    17.8x    18.3x    18.8x
         1999E            $2.14                      14.9     15.4     15.9      16.3      16.4     16.8     17.3     17.7     18.2
         2000E            $2.69                      11.9     12.3     12.7      13.0      13.1     13.4     13.8     14.1     14.5

====================================================================================================================================

(a)   Source: Sunflower management projections dated 6/22/1999.
(b) Assumes that the $115mm of QUIPS convert into equity at a share price of $28.83

      Total Debt of $955mm excludes the QUIPS.

Sunflower
Discounted Cash Flow Analysis

($ millions, except per share data)

                                                 11.0%     12.0%     13.0%     14.0%     15.0%
                                                 -----     -----     -----     -----     -----
Value of Equity per Share (a) (b)
---------------------------------
                                     4.5x      $26.34    $23.93    $21.64    $19.47    $17.40

                                     5.0        30.68     28.07     25.59     23.24     21.00

                                     5.5        35.01     32.20     29.54     27.01     24.60

      Trailing EBITDA Multiple       6.0        39.35     36.34     33.48     30.78     28.20

                                     6.5        43.69     40.48     37.43     34.55     31.81

                                     7.0        48.02     44.61     41.38     38.32     35.41

                                     7.5        52.36     48.75     45.33     42.08     39.01

                                     8.0        56.69     52.89     49.28     45.85     42.61


Note: DCF values based on Sunflower management projections dated 6/22/1999 and assuming a 9/30/1999 transaction closing date.

(a)   Net debt based on total debt of $954mm; excludes QUIPS.

(b) Based on Company's estimate of 25.4mm shares outstanding as of June 22, 1999.

Implied Future Stock Price Analysis
Sunflower

P/E Multiple Method
Management Projections (a)

                                      Fiscal Year
                                      -----------
                         1998A      1999E      2000E      2001E
                         -----      -----      -----      -----

           EPS           $1.80      $2.14      $2.69      $3.22
             Growth        N/A       19.1%      25.3%      19.7%


                       Present Value of Potential Future Stock Price (b)
                       -------------------------------------------------
                                          Discount Rate
       Future Stock    -------------------------------------------------
P/E      Price (c)        12.0%         14.0%         16.0%        18.0%
---    ------------       -----         -----         -----        -----

 9x       $28.95        $25.13        $24.58        $24.05       $23.54
10x        32.17         27.92         27.31         26.72        26.15
11x        35.38         30.71         30.04         29.39        28.77
12x        38.60         33.50         32.77         32.06        31.39
13x        41.82         36.29         35.50         34.74        34.00
14x        45.03         39.08         38.23         37.41        36.62
15x        48.25         41.88         40.96         40.08        39.23
16x        51.47         44.67         43.69         42.75        41.85
17x        54.68         47.46         46.42         45.42        44.46
18x        57.90         50.25         49.15         48.09        47.08

(a)   EPS estimates based on Sunflower management projections dated 6/22/1999.
(b) Future stock price on January 1, 2001 discounted back 15 months to September 30, 1999 at a given required equity rate of return.
(c) Future stock price as of January 1, 2001 multiplied by a given forward P/E multiple.

Implied Future Stock Price Analysis
Sunflower

EBITDA Multiple Method
Management Projections (a)

                                                                      2000E
                                                                    ========
          EBITDA                                                      $294.9
          EBITDA Multiple                                                6.5x
                                                                    --------
          Levered Market Value                                      $1,917.0
          Year End Net Debt                                            812.6
                                                                    --------
          Equity Market Value                                        1,104.4
          Fully Diluted Shares Outstanding                              25.4
                                                                    --------
          Future Stock Price as of Jan. 1, 2001                       $43.40

                           Present Value of Potential Future Stock Price (b)
                           -------------------------------------------------
                                             Discount Rate
 EBITDA    Future Stock    -------------------------------------------------
Multiple     Price (c)        12.0%         14.0%         16.0%        18.0%
--------   ------------       -----         -----         -----        -----

  5.0x        $26.01        $22.58        $22.08        $21.61       $21.15
  5.5x         31.81         27.61         27.00         26.42        25.86
  6.0x         37.60         32.63         31.92         31.23        30.57
  6.5x         43.40         37.66         36.84         36.05        35.28
  7.0x         49.19         42.69         41.76         40.86        40.00
  7.5x         54.98         47.72         46.68         45.67        44.71
  8.0x         60.78         52.75         51.60         50.49        49.42

(a)   Estimates based on Sunflower management projections dated 6/22/1999.
(b) Future stock price on January 1, 2001 discounted back 15 months to September 30, 1999 at a given required equity rate of return.
(c) Future stock price as of January 1, 2001 multiplied by a given LTM EBITDA multiple.

XL Ventures, Inc.                                                   Confidential
================================================================================
(in thousands, except share data)

                                     Date of                                            Total      Current
Investment                          Investment  # of Securitics   Strike  Cost Basis  Investment   Value (a)   Description
----------                          ----------  ---------------   ------  ----------  ----------   ---------   -----------
  24/7 Media, Inc. (b)
   Common Stock                      2/25/98            875,351     $ --       $3.80      $3,300     $27,792   Online advertising
   Class A Warrants                                     437,676     7.62         NMF          --      10,563
   Class B Warrants                                     437,676    11.42         NMF          --       8,896
                                                                                                     -------
                                                                                                     $47,251

  About.com, Inc.
    Common Stock                    11/13/98            737,864       --       $5.42      $4,000     $35,049   Internet portal
    (formerly MiningCo.com, Inc.)

   Dawntreader Fund I., LP
    Partnership Units               11/23/98                  1       --        $250        $250         N/A   Internet venture fund

   WorldGate Communications, Inc.
    Convertible Preferred             2/3/99            181,820       --      $16.50      $3,000      $7,455   Cable Internet access
                                                                                                               and portal

   Nutel Corp.
                                     2/22/99                                     NMF        $500        $500   Internet communi-
                                                                                                               cations services
 -   Convertible Bridge Note @ 10% interest rate for a minimum of 8.2% of current equity of the company.
 -   Warrants for a minimum of 2.68% of value of Company

   Andromedia, Inc.
    Convertible Preferred            3/14/99          1,132,182       --       $3.53      $4,000      $4,000   Website activity
                                                                                         -------     -------   analysis and
                                                                                                               personalization

Total                                                                                    $15,100     $94,255
                                                                                         =======     =======

----------
(a)   Reflects stock price as of June 21, 1999.
(b)   Held in Sunflower Digital.
(c) Does not include value of recent Sunflower internet investments made in Solbright and Webstakes.com, Inc. in June 1999.


22